SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant To Section 14(a)

                     Of The Securities Exchange Act Of 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement

[ ] Confidential, Use of the Commission Only (as permitted by Rule 14aB6(e)(2)) Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12




                          WAVERIDER COMMUNICATIONS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange  Act Rules  14aB6(i)(4)  and
         0B11.

         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0B11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0B11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

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


                          WAVERIDER COMMUNICATIONS INC.
                          255 Consumers Road, Suite 500
                        Toronto, Ontario, Canada M2J 1R4

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 11, 2001

                    ----------------------------------------


To our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of WaveRider Communications Inc. (the "Company") to be held in the Regency West Ballroom, The Four Seasons Hotel, 21 Avenue Road, Toronto, Ontario Canada M5R 2G1, on Friday, May 11, 2001, at 3:00 p.m. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

1) To elect six members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his respective successor has been duly elected and qualified; and

2)       To consider such other matters as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                             YOUR VOTE IS IMPORTANT!

         Please date, sign and return the accompanying proxy card promptly so that we can be assured of having a quorum at the meeting and so that your shares may be voted in accordance with your wishes. Doing so will assist the Company in reducing the expenses of additional proxy solicitation.

         Signing and returning the proxy card does not affect your right to vote in person if you attend the meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ D. Bruce Sinclair
                                         ----------------------
                                         D. Bruce Sinclair
                                         President and Chief Executive Officer
DATED: April 13, 2001



                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY TO THE ADDRESS PROVIDED. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                                 PROXY STATEMENT

                              ---------------------

                         Annual Meeting of Shareholders

                           to be held on May 11, 2001

Introduction

         This  Proxy  Statement  is  being  furnished  to  the  shareholders  of
WaveRider Communications Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies from holders of outstanding shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Friday, May 11, 2001, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 13, 2001.

Solicitation of Proxies

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Record Date

         The Board has fixed the close of business on March 30, 2001 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 65,956,002 shares of Common Stock, which are entitled to cast one vote per share.

Quorum

         The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or the absence of a quorum. Under Nevada corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal. Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the six director nominees and in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting.

Revocation of Proxies

         A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the Company's executive office, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Vote Required

         In the election of directors, shareholders will not be allowed to cumulate their votes. The six nominees receiving the highest number of votes will be elected. Any other matter presented for approval by the shareholders will be approved, in accordance with Nevada law. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors or any other matter presented for approval by the shareholders.

                        Proposal - Election of Directors

         The annual meeting concerns the election of six directors.

         The Board of the Company currently consists of six directors. Directors serve until the next Annual Meeting and until their successors are duly elected and qualified.

         The Board has nominated Gerry Chastelet, John E.Curry, Cameron A. Mingay, D. Bruce Sinclair, Guthrie J.Stewart and Dennis R.Wing to serve as directors until the next Annual Meeting. Each of the nominees for Director is currently a director of the Company. In addition, Mr. Sinclair is the Chief Executive Officer and President of the Company and Mr. Mingay is the secretary of the Company.

         Each of the nominees has agreed to serve if elected, and the Company has no reason to believe that any of them will be unable to serve. If any of them is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for another nominee that the Board will designate at that time. Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election of each of the persons identified as nominees for directors.

         The Board recommends that you vote FOR the election of Messrs. Chastelet, Curry, Mingay, Sinclair, Stewart and Wing as directors of the Company.

                        EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers and Directors

Our executive officer and directors are as follows:

    Name                     Age    Position
    ----                     ---    --------
    D. Bruce Sinclair         50    Chief Executive Officer, President, Director
    Charles W. Brown          45    Vice President, Sales and Marketing
    James H. Chinnick         54    Vice President, Engineering
    T. Scott Worthington      46    Vice President, Chief Financial Officer
    Cameron A. Mingay (1)     49    Secretary, Director
    Gerry Chastelet (1)       54    Director
    John E. Curry (2)         54    Director
    Guthrie J. Stewart (2)    45    Director
    Dennis R. Wing (2)        52    Director
                ----------
(1) Member of the compensation committee
(2) Member of the audit committee

         Gerry Chastelet has been a director of the Company since April 1999. Since December 1998, Mr. Chastelet has been the President, Chairman and Chief Executive Officer of Digital Lightwave, Inc., a leading provider of fiber optic network analysis equipment. From December 1995 to October 1998, he served as President and Chief Executive Officer of Wandel and Goltermann Technologies, Inc., a global supplier of communication test and measurement equipment. From June 1993 to November 1995, he served as Vice President Sales, Marketing and Service - Americas and Asia Pacific for Network Systems Corporation, a supplier of channel-attached communications solutions for large mainframe computers. From 1989 to 1993, he was Vice President Sales, Marketing and Service for Infotron/Gandalf Systems Corporation. Mr. Chastelet holds a degree in Electronics Engineering from Devry Institute of Technology and is a graduate of the University of Toronto Executive MBA program.

         John E. Curry was appointed a director of the Company in October 1999. Mr. Curry has been President of Karina Ventures Inc., a venture capital consulting company since September 1999. Prior, Mr. Curry was with Bedford Curry & Co., Chartered Accountants, a Vancouver based firm specializing in public companies and business financing, which he co-founded in 1985. Mr. Curry is a member of the British Columbia Institute of Chartered Accountants and has a BA from the University of Western Ontario.

         Cameron A. Mingay has been a director of the Company since April 1999 and the Secretary of the Company since May 1999. Since July 1999, Mr. Mingay has been a partner at Cassels Brock & Blackwell LLP, Toronto, Ontario, Canada, specializing in the areas of securities and corporate commercial law, with an emphasis on public offerings, mergers and acquisitions, and corporate reorganizations. Prior to July 1999, Mr. Mingay was a partner at Smith Lyons LLP, Toronto, Ontario, Canada. He is currently on the board of Kinross Gold Corporation and is the Corporate Secretary of Nextair Inc. He completed his undergraduate degree at the University of Wisconsin and York University and his law degree from Queen's University.

         D. Bruce Sinclair has been a director and the President of the Company since December 1997 and the Chief Executive Officer of the Company since November 1997. Mr. Sinclair is an experienced management professional with a Masters of Business Administration from the University of Toronto. He has worked in sales and management with companies including IBM Canada, Northern Telecom and Harris Systems Limited. From 1988 to 1991, Mr. Sinclair was with Dell Computer Corporation, a computer manufacturing company, where he held the office of President of its Canadian subsidiary. In 1991 he was appointed Vice-President, Europe for Dell Computer Corporation and subsequently head of Dell in Europe. He resigned from Dell in 1995 and, until November 1997, he operated his own independent consulting business.

         Guthrie J. Stewart was appointed a director of the Company in October 1999. Mr. Stewart acts as a Board member or consultant to emerging companies, since October 2000. Prior, he was Executive Vice-President, Global Development for the Teleglobe Group and Chairman and Chief Executive Officer of Teleglobe Media Enterprises. Since 1992 until October 2000, he held various executive positions within the Teleglobe Group including President and Chief Executive Officer of Teleglobe Canada Inc., Canada's international telecommunications carrier.

         Dennis R. Wing was appointed a director of the Company in November 1999. Mr. Wing is Director of International Operations for Fahnestock & Co. Inc., a U.S. investment bank. Previously, he was founding partner and Board Member of First Marathon Securities Inc. and was its Director of International Operations for 18 years. His other Board memberships include Cryptologic Inc., Vengold Inc. and the University of Waterloo. He holds a Bachelor of Arts degree in Economics from University of Waterloo.

         Charles W. Brown has been the Vice President, Marketing of the Company since February 1998. Mr. Brown has a Masters in Business Administration from the University of Western Ontario. From 1994 until February 1998, Mr. Brown was Clearnet Communications' first Vice President and CIO. Prior to this Mr. Brown has held numerous senior Sales and Marketing positions including Vice President, Sales and Marketing for Trillium Communications (1993-1994) and Director, Strategic Planning and Marketing for BCE Mobile (1990-1993).

         James H. Chinnick has been Vice President, Engineering of the Company since January 1999. From 1995 until 1998, Mr. Chinnick was vice president and general manager of Harris Corporation's Wireless Access Division in Calgary, AB. Prior to this, Mr. Chinnick held several senior positions with NovAtel (1988-1995), Northern Telecom (1985-1988), Foundation Electronic Instruments (1980-1984) and the Communications Research Centre in Ottawa (1971-1980). In addition to a B.Sc. Engineering (Physics) from Queens University, he has a M.Sc. in Electrical Engineering (Communications) from Queens University and a Diploma in Business Administration from the University of Ottawa. He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta.

         T. Scott Worthington has been a Vice President and the Company's chief financial officer since January 1998. From 1988 to 1996, he worked at Dell Computer Corporation, in Canada, where he held numerous positions including CFO of the Canadian subsidiary. From October 1996 to January 1998, he was a financial and business consultant. Mr. Worthington is a Chartered Accountant.

                          BOARD AND COMMITTEE MEETINGS

         During the year ended December 31, 2000, the Board held five meetings. Each member attended at least 75% of all board meetings during their term as a director in 2000.

Compensation Committee Interlocks and Insider Participation

         The Company's compensation committee is currently composed of Messrs. Chastelet and Mingay. Messrs. Chastelet and Mingay are both non-employee directors. In 2000, no officer or employee of the Company participated in the deliberations of the compensation committee concerning the compensation of the Company's executive officers. No interlocking relationship existed between the Company's Board or compensation committee and the board of directors or compensation committee of any other company in 2000.

Report Of The Compensation Committee

         The compensation committee has general responsibility for our executive compensation policies and practices, including making specific recommendations to the board of directors concerning salaries and incentive compensation for our executive officers. The following report is made by Messrs. Chastelet and Mingay, as the members of the compensation committee during fiscal 2000, and summarizes our executive officer compensation policies for fiscal 2000.

         Compensation objectives. The company's executive compensation programs are generally designed to relate a substantial part of executive compensation to improvements in the company's financial performance and corresponding increases in shareholder value. Decisions concerning executive compensation are intended to:

         o establish incentives that will link executive officer compensation to the company's financial performance and that will motivate executives to attain the company's annual financial targets; and

         o provide a total compensation package that is competitive among comparable companies and that will assist our company in attracting and retaining executives who will contribute to the company's long-term financial success.

         The Securities and Exchange Commission requires that this report comment upon the compensation committee's policy with respect to Section 162(m) of the Internal Revenue Code, which limits the company's tax deduction for compensation in excess of $1.0 million paid to the company's chief executive officer and the company's four other most highly compensated executive officers at the end of any fiscal year unless the compensation qualifies as "performance-based compensation." The compensation committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by our company while simultaneously providing executive officers of our company with appropriate rewards for their performance.

         Executive compensation programs. The company's compensation package consists of three principal components:

         o        salary;
         o        discretionary bonuses; and
         o        where   appropriate  to  provide   longer-term   incentive  to
                  executive officers, stock options.

         The company's executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans and a stock purchase plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

         In establishing base salaries for executives, the compensation committee monitors salaries at other companies, particularly companies in the same industry and companies located in the same geographic area as the company. In addition, for each executive the compensation committee considers historic salary levels, work responsibilities and base salary relative to other executives at the company. To some extent, the compensation committee also considers general economic conditions, the company's financial performance and each individual's performance. The compensation committee increased the base salaries of the company's executive officers in 2000 in accordance with the company's general policy of adjusting salaries annually to reflect comparable executive salaries for comparably sized companies and to accomplish the company's compensation objectives as outlined above.

         The company's executive officer compensation policy emphasizes bonuses and stock options which align the interests of management with the shareholders' interest in the financial performance of our company for the fiscal year and the longer term. Consistent with this approach, in fiscal 2000, a substantial part of the cash compensation that our executive officers were eligible to earn was tied to the company's performance.

         In fiscal 2000, stock options were a component of the company's approach to compensation for all executive officers. We recommended that our company grant stock options to Messrs. Sinclair, Brown, Chinnick and Worthington in order to provide them additional long-term incentives to act in the best interests of the company's shareholders. See "Option grants in last fiscal year." In determining the size of the stock option grants recommended for these executive officers, we emphasized the seniority, responsibilities and performance of the executives, as well as the number and exercise price of outstanding stock options previously granted to the executive officers. The compensation committee believes that stock options provide a significant incentive to executive officers to continue their employment with our company and create long-term value for its shareholders.

         Chief executive officer compensation. Consistent with the company's overall executive officer compensation policy, the company's approach to the chief executive officer's compensation package in 2000 was to be competitive with other companies in the industry. The compensation committee believes that this approach provided additional incentive to Mr. Sinclair to achieve the company's performance goals and enhance shareholder value. Mr. Sinclair's salary was designed to give him assurance of a base level of compensation commensurate with his position and duration of employment with the company and competitive with salaries for officers holding comparable positions in the industry.

                                          The compensation committee

                                          Gerry Chastelet
                                          Cameron A.Mingay

Report Of The Audit Committee

         The board of directors appointed an audit committee to monitor the integrity of our company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The audit committee also recommends to the board of directors the selection of independent auditors. The audit committee is governed by a written charter adopted by the board of directors. A copy of the charter is attached to this proxy statement.

         The audit committee currently consists of three non-employee directors. Each member of the audit committee is "independent" within the meaning of the Nasdaq Stock Market's marketplace rules.

         Our company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our company's management and independent auditors.

         In fulfilling our oversight responsibilities, we discussed with representatives of PricewaterhouseCoopers LLP, our company's independent auditors for fiscal 2000, the overall scope and plans for their audit of our company's consolidated financial statements for fiscal 2000. We met with them, with and without our company's management present, to discuss the results of their examinations and their evaluations of our company's internal controls and the overall quality of our company's financial reporting.

         We reviewed and discussed the audited consolidated financial statements for fiscal 2000 with management and the independent auditors.

         We discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including a discussion of their judgments as to the quality, not just the acceptability, of our company's accounting principles and the other matters required to be discussed with audit committees under generally accepted auditing standards.

         In addition, we received from the independent auditors a letter containing the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the disclosures with them, as well as other matters relevant to their independence from management and our company. In evaluating the independence of our auditors, we considered whether the services they provided to our Company beyond their audit and review of our consolidated financial statements was compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

         Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that our company's audited consolidated financial statements for fiscal 2000 be included in our company's annual report on Form 10-K.

                                                           The audit committee

                                                           John E. Curry
                                                           Guthrie J. Stewart
                                                           Dennis R. Wing

Independent Accountants

         For fiscal 2000, the principal accountant was PricewaterhouseCoopers LLP and for fiscal 2001, the principal accountant will be PricewaterhouseCoopers LLP.

         Attendance at annual meeting

         The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         Fees for professional services

         The following table provides the fees the Company paid to PricewaterhouseCoopers LLP for professional services rendered for fiscal 2000. Audit fees consist of fees for services rendered by PricewaterhouseCoopers LLP in connection with their audit of the Company's annual financial statements and their review of the Company's interim financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2000.

    Audit fees......................................................$ 186,095.00
    Financial information systems design and implementation fees....$       0.00
    All other fees .................................................$ 163,716.76

                                  OTHER MATTERS

Legal Matters

         None.

Other Business

         The Board does not know of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters should properly come before the Annual Meeting, however, the proxy holders will vote in accordance with their best judgment.

Section 16(A) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and certain beneficial owners of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. These executive officers, directors and beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company is not aware of any late filings.

Shareholder Proposals

         If any shareholder would like to include any proposal in the Company's proxy materials for its next annual meeting of shareholders or special meeting in lieu thereof, the shareholder must comply with the requirements of Rule 14a-8 under the Securities Act of 1934. Among other requirements, the Company must receive the proposal at its executive offices no later than December 14, 2001. If any shareholder would like to submit a proposal for that meeting outside the processes of Rule 14a-8, notice of the proposal will be considered untimely under Rule 14a-4(c)(1) if the Company received the notice after February 27, 2002.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

         The directors of the Company received $1,000 per meeting attended during the year and in total were awarded 375,000 options under the Employee Stock Option (2000) Plan for their participation on the Board and each of its subcommittees.

Employment Arrangements

         In November 1997, the Company entered into an employment agreement with Mr. Sinclair, which provided for salary, bonus and option grants for the ensuing year. In addition, under the agreement, in the event that the Company were to terminate Mr. Sinclair's employment other than for cause (as defined in the agreement) at any time, the Company would pay to Mr. Sinclair, for a period of 12 months, the base compensation, bonus and health benefits to which he was entitled on the date of his termination. At a meeting of the Board of Directors, on February 25, 2000, the guarantee period for Mr. Sinclair was increased from 12 months to 36 months.

         In addition, the Company's employment agreements with each of the current executive officers, other than Mr. Sinclair, provide that in the event that the Company were to terminate the executive's employment other than for cause (as defined in the agreements) at any time, the Company would pay to the executive, for a period of 12 months, the base compensation, bonus and health benefits to which he was entitled on the date of his termination.

Executive Compensation

         The following table describes the compensation earned in fiscal 2000 by the Chief Executive Officer of the Company and all executive officers who received compensation in excess of $100,000 in 2000, 1999 and 1998.

                           Summary Compensation Table


Name and                                Annual Compensation                      Long-Term Compensation
Principal Position                Year        Salary            Bonus                  Stock Options
------------------                ----  -------------------     -----            ----------------------
Bruce Sinclair                    2000        235,627            67,322                   500,000
Pres./CEO/Director                1999        204,730           134,617                   100,000
                                  1998        182,002                                                      Note (1)
Charles Brown                     2000        138,683            42,692                   200,000
Vice Pres., Sales & Marketing     1999        128,156            50,885                   535,000
                                  1998        101,112            39,045                   465,000

James Chinnick                    2000         97,482            71,631                   200,000
Vice Pres., Engineering           1999         87,748            76,732                   630,000

Scott Worthington                 2000        111,665            25,784                   200,000
Vice President & CFO              1999        103,863            26,923                   450,000
                                  1998         76,845            15,369                   550,000


(1) Mr. Sinclair's 1998 compensation was based on an annualized amount of Can. $500,000 payable Can. $270,000 in cash salary with the balance payable in shares out of the Employee Stock Compensation (1997) Plan subject to certain performance criteria. Despite having achieved the bonus requirements, Mr. Sinclair waived receipt of the $155,038 bonus in conjunction with an agreement with other shareholders who returned 1,000,000 shares for cancellation. This agreement allowed the Company to issue 1,495,000 options to the other senior executives without significant further dilution for the shareholders.

         The following table summarizes option grants during 2000 to the executive officers named in the Summary Compensation Table (the "Named Executive Officers").

            Option/SAR Grants in Last Fiscal Year (Individual Grants)


                                     Percent of Total
                          Number of     Options                                       Potential Realizable Value
                          Securities   Granted to   Exercise  Market                  at Assumed Annual Rates
                          Underlying   Employees    or Base   Price on                of Stock Price Appreciation
                           Options     in Fiscal    Price     Date of    Expiration   for Option Term
                           Granted       Year       ($/sh)    Grant        Date      0%       5%           10%
                           --------------------------------------------------------------------------------------
Bruce Sinclair      (1)    200,000        6.3%      $9.03    $9.03       2/25/10    0       90,300       180,600
                    (2)    300,000        9.4%      $9.03    $9.03       2/25/10    0      135,450       270,900

Charles Brown       (3)    200,000        6.3%      $9.03    $9.03       2/25/10    0       90,300       180,600

James Chinnick      (3)    200,000        6.3%      $9.03    $9.03       2/25/10    0       90,300       180,600

Scott Worthington   (4)    200,000        6.3%      $9.03    $9.03       2/25/10    0       90,300       180,600


         (1) Options vested in fiscal 2000.

         (2) 150,000 options vested in fiscal 2000 and the balance of 150,000 options vest in five years from award.

         (3) Options will vest in five years from award.

         (4) 100,000 options vested in fiscal 2000 and the balance of 100,000 options will vest in five years from award.

 Asserted Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values


                                                                Number of securities      Value of unexercised
                                                               underlying unexercised        in-the-money
                                                                  options/SARs at           options/SARs at
                               Shares                             fiscal year end            fiscal year end
                               acquired on       Value            Exercisable/                Exercisable/
Name                           exercise (#)      Realized ($)     unexercisable             unexercisable (1)
-------------------------------------------------------------------------------------------------------------
Bruce Sinclair                     225,000        1,962,345     1,290,000 / 1,085,000         849,022 / 819,978

Charles Brown                      125,400          881,013         419,850 / 654,750          45,702 / 0

James Chinnick                      70,000          463,773         226,500 / 633,500               0 / 0

Scott Worthington                   47,600          430,045         669,900 / 482,500          99,700 / 0


         (1) Calculated based on the difference between the exercise price and the price of a share of the Company's Common Stock on December 31, 1999. The Closing sale price of the Common Stock was $2.25 on December 31, 1999.

         Security Ownership of Certain Beneficial Owners and Management.

         The following tables set forth, as of March 30, 2001, the stock ownership of each officer and director of the Company, of all officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock, $0.001 par value. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power with respect to such shares. No person listed below has any option, warrant or other right to acquire additional securities of the Company, except as may otherwise be noted. The Company had 65,956,002 shares of Common Stock issued and outstanding as of such date, which numbers do not include any options or warrants issued and outstanding.

Name and Address                        Amount and Nature of       Percentage of
of Beneficial Owners                   Beneficial Ownership (1)       Class(2)
--------------------------------------------------------------------------------

Bruce Sinclair, Director, CEO, President, Director     3,290,000(3)       4.89%
Cameron A. Mingay, Secretary/Director                       152,500       0.23%
Gerry Chastelet, Director                                   175,000       0.26%
John Curry, Director                                        145,000       0.22%
Guthrie Stewart, Director                                   125,000       0.19%
Dennis Wing, Director                                       125,000       0.19%
Charles Brown, Vice President, Sales & Marketing            422,826       0.64%
Scott Worthington, Vice-President & CFO                     672,249       1.01%
Jim Chinnick, Vice President, Engineering                   229,590       0.35%
                                                       ------------       -----

All Directors and Executive Officers (9)                  5,337,165       7.70%
                                                       ------------       -----

(1) Includes shares subject to an Escrow Agreement, dated March 16, 1998, as amended September 27, 1999. Does not include employee stock options not exercisable within 60 days - See Table of Year end Option Values.

(2)      Based on 65,956,002  shares of Common Stock outstanding as of March 30,
         2001.

(3) Includes shares beneficially owned through a purchase option agreement with certain other shareholders of the Company that are exercisable within 60 days.

                     Performance Measurement Comparison (1)

         The following table shows the total shareholder return of an investment of $100 in cash on December 31, 1995 for (a) the Company's Common Stock, (b) the Nasdaq Stock Market (U.S.) Index, and (c) the Nasdaq Telecommunications Index ("Nasdaq Telecommunications"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
   AMONG WAVERIDER COMMUNICATIONS INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

[OBJECT OMITTED]

                                  12/95   12/96   12/97   12/98   12/99   12/00
                                  -----   -----   -----   -----   -----   -----

WAVERIDER....................      100      17     299     700     600     392
NASDAQ Stock Market (U.S.)...      100     123     151     213     394     239
NASDAQ Telecommunications....      100     102     149     247     437     225


* $100 Invested on 12/31/95 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

         (1) The material in this section is not "soliciting material", is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                             Additional Information

         A copy of the Company's 2000 annual report is attached to this Proxy Statement. The Company will mail, without charge, a copy of its annual report on Form 10-K (excluding exhibits) to any shareholder whose proxy the Company is soliciting if the shareholder requests it in writing. Please submit any such written requests to T. Scott Worthington, WaveRider Communications Inc., 255 Consumers Road, Suite 500, Toronto, Ontario, Canada M2J 1R4.

                         CHARTER FOR THE AUDIT COMMITTEE
           OF THE BOARD OF DIRECTORS OF WAVERIDER COMMUNICATIONS INC.

Purpose:

         The purpose of the Audit Committee (the "Committee") established pursuant to this charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of WaveRider Communications Inc. and its subsidiaries (the "Company"), to approve expenditures by the Company, to approve policies relating to internal controls, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made or to be made in internal accounting controls, to nominate independent auditors and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

         In addition, the Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board from time to time may prescribe.

Membership:

         The Committee shall consist of at least three (3) members of the Board. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board.

Responsibilities:

         The Committee shall have the authority to undertake the following duties and responsibilities:

         1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls, policies and procedures and approving policies relating to internal controls and protection of assets;

         2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function to the extent that the size and operations of the Company warrant this function;

         3. Prior to the annual independent audit, reviewing with the independent auditors and management the auditors' proposed audit scope and approach and the areas of audit emphasis;

         4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors, the form and content of the Company's financial statements and disclosures and the required communications from the independent auditors under generally accepted auditing standards and any applicable Securities and Exchange Commission ("SEC") regulations;

         5.       Reviewing the performance of the independent auditors;

         6. Reviewing and recommending to the Board the selection and retention of independent auditors;

         7.       Approving fee arrangements with the independent auditors;

         8. Overseeing compliance with SEC requirements for disclosure of auditors' services and Committee members and activities;

         9. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

         10. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments, and approving such policies;

         11. Instituting, if necessary, special investigations and, if appropriate, hiring special counsel or experts to assist;

         12. Reviewing related party transactions for potential conflicts of interest and making recommendations to the Board of Directors with respect thereto;

         13. Providing a forum for the independent auditors to meet in closed session with the Committee;

         14. Establishing the delegation of authority to officers of the Company and approving an authority matrix (the "Matrix") embodying that delegation;

         15. Approving all expenditures, contracts or legal commitments in excess of amounts for which authority is delegated in the Matrix;

         16. Reviewing with senior management and the independent auditors the Company's accounting and financial personnel resources;

         17.      Receiving and reviewing the response of the  management of the
                  Company  to  any   management   letter  or  report   from  the
                  independent auditors;

         18. Reviewing any dispute between management and the independent auditors and recommending action to the Board; and

         19. Performing other oversight functions as requested by the full Board of Directors.

         In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, and shall report, at least annually, to the Board regarding the Committee's examinations and recommendations.

Meetings:

         It is anticipated that the Committee will meet at least four times each year. However, the Committee may establish its own schedule. Each meeting shall include an executive session that will allow the Committee to maintain free and open communications with the Company's independent auditors.

         The Committee shall meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

         The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof, and that unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

Reports:

         The Committee may present its summaries of recommendations to the Board in written or oral form. The Committee recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

Minutes:

         The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Other:

         The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

         1. at the Company's expense and not at the expense of the members thereof, to retain counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

         2. to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

         The officers of the Company are requested to cooperate with the Committee and to render assistance to it as it shall request in carrying out its functions.

                                  FORM OF PROXY

                          WAVERIDER COMMUNICATIONS INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints T. Scott Worthington and Cameron A. Mingay, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of WaveRider Communications Inc., a Nevada corporation (the "Company"), held of record by the undersigned on March 30, 2001 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Regency West Ballroom, The Four Seasons Hotel, 21 Avenue Road, Toronto, Ontario Canada M5R 2G1, on Friday, May 11, 2001, at 3:00 p.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual Meeting of shareholders of the Company or until their respective successors all have been duly elected and qualified.

[ ] FOR all  nominees  listed  below  (except  as marked to the  contrary).
[ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

          GERRY CHASTELET         JOHN CURRY           CAMERON MINGAY
          BRUCE SINCLAIR       GUTHERIE STEWART          DENNIS WING


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

          Please complete, sign and date this proxy where indicated and return it promptly to:

                            Mr. T. Scott Worthington
                          WaveRider Communications Inc.
                         255 Consumers Road, Suite 500,
                         Toronto, Ontario Canada M2J 1R4

Date: ______, 2001  Signature: _____________________Signature (if held jointly):

Name (Print)   __________________________________ Name (Print - if held jointly)

Registered Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)